EXHIBIT 23





      REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON SCHEDULES



THE BOARD OF DIRECTORS
DELTA MILLS, INC.:

Under date of August 10, 2005, except as to Note C to the notes to the consolidated financial statements, which is as of September 30, 2005, we reported on the consolidated balance sheets of Delta Mills, Inc. as of July 2, 2005 and July 3, 2004, and the related consolidated statements of operations, shareholder's equity, and cash flows for each of the years in the three-year period ended July 2, 2005, which are included in the fiscal 2004 annual report on Form 10-K. These consolidated financial statements and our report thereon are included in the annual report on Form 10-K. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule for each of the years in the three-year period ended July 2, 2005, as listed in Item 15a(2) of Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

The audit report on consolidated financial statements of Delta Mills, Inc. and subsidiaries referred to above contains an explanatory paragraph that states that the Company's recurring losses from operations and uncertainties with regard to its ability to operate within the covenants and availability established by its revolving credit facility raise substantial doubt about its ability to continue as a going concern. The financial statement schedule as listed in Item 15a(2) of Form 10-K does not include any adjustments that might result from the outcome of this uncertainty.

                                    /s/KPMG LLP
                                    KPMG LLP



Greenville, South Carolina
August 10, 2005